UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 23, 2017

KinerjaPay Corp.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168068

Delaware	42-1771817
(State of Incorporation)	(I.R.S. Employer Identification No.)

Jl. Multatuli, No.8A, Medan Indonesia	20151
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: +62-819-6016-168

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2016, the Board of Directors of KinerjaPay Corp. (the "Registrant") accepted the resignation of Fransiscus Budi Pranata, the Registrant's CFO, effective October 31, 2016, which resignation the Registrant reported on Form 8-K. Effective October 31, 2016, the Registrant's Board of Directors appointed Mr. Edwin Witarsa Ng, the Registrant's Chairman and CEO, as interim CFO.

On March 16, 2017, the Registrant appointed Meigisonnata Widjaja as its new Chief Financial Officer. Mr. Widaja, age 42, has degrees as both a Certified Management Accountant and an Economic Degree. From May 2013 through May 2016, Mr. Widjaja served as the CFO of PT. Batang Alum Industrie Group, a private company and a leading manufacturing of artificial sweeteners in Indonesia. During 2012, Mr. Widjaja served as VP-Finance for PT. Ancora International, a private equity and investment firm, prior to which he served as VP-Finance of PT Bormindo Nusantara, an oil drilling rig company and a subsidiary of PT. Ancora Indonesia Resources Tbk, public Company listed in Jakarta Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
KinerjaPay Corp.

By:	/s/ Edwin Witarsa Ng
Name:	Edwin Witarsa Ng
Title:	Chief Executive Officer

Date: March 23, 2017